CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Name of Registrant: Strong Life Stage Series, Inc., on behalf of Strong Aggressive Portfolio, Strong Conservative Portfolio and Strong Moderate Portfolio;

Each of the undersigned, the principal executive officer and treasurer of the above named Registrant, hereby certify to the best of his knowledge and belief that:

1.	The Registrant’s periodic report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the issuer.

By	/s/ Thomas M. Zoeller
Thomas M. Zoeller Principal Executive Officer

Date: September 3, 2004

By	/s/ John W. Widmer
John W. Widmer Treasurer

Date: September 3, 2004

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.